                                                                   EXHIBIT 10.01
                                SIXTH AMENDMENT
                                    TO THE
                               CREDIT AGREEMENT

                           Dated as of June 17, 1999


     This SIXTH AMENDMENT dated as of June 17, 1999 (this "Sixth Amendment") is between THE CENTRIS GROUP, INC., a Delaware corporation, formerly known as US Facilities Corporation (the "Borrower"), and FLEET NATIONAL BANK, a national banking association, formerly known as Shawmut Bank Connecticut, N.A. and Fleet National Bank of Connecticut (the "Bank").

     PRELIMINARY STATEMENTS. The Borrower and the Bank entered into a Credit Agreement dated as of December 20, 1994, which agreement was amended by a First Amendment to the Credit Agreement dated as of March 29, 1996, a Second Amendment to the Credit Agreement dated as of July 1, 1996, a Third Amendment to the Credit Agreement dated as of September 30, 1998, a Fourth Amendment to the Credit Agreement (Amending and Restating the Credit Agreement) dated as of October 26, 1998 and a Fifth Amendment to the Credit Agreement (Amending and Restating the Credit Agreement) dated as of December 28, 1998 (as so amended the "Credit Agreement"). The Borrower has requested the Bank to waive certain Events of Default and to amend certain covenants and has agreed to a revision of the schedule of commitment reductions under the Credit Agreement. The Bank is agreeable to the Borrower's request subject to certain terms and conditions.

     Accordingly, the Borrower and the Bank agree as follows:

     Section 1.  Amendments to the Credit Agreement.  Effective as of the
                 ----------------------------------
effective date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

     (a) The definition of "Applicable Margin" in Section 1.1 of the Credit Agreement is replaced with the following:

          "Applicable Margin" means:

          (a) with respect to Base Rate Loans, the rate per annum for each rating level period set forth in the schedule below:

                                              Applicable Margin
                                              -----------------

                    Level I Period                  1.00%

                    Level II Period                  .75%

                    Level III Period                 .50%

          (b) with respect to CD Rate Loans, the rate per annum for each rating level period set forth in the schedule below:

                                              Applicable Margin
                                              -----------------

                    Level I Period                 2.625%

                    Level II Period                2.375%

                    Level III Period               2.125%

          (c) with respect to Eurodollar Rate Loans, the rate per annum for each rating level period set forth in the schedule below:

                                              Applicable Margin
                                              -----------------

                    Level I Period                  1.25%

                    Level II Period                 1.00%

                    Level III Period                 .75%


     (b) The definition of "Level I Period" in Section 1.1 of the Credit Agreement is replaced with the following:

          "Level I Period" shall mean any period during which the consolidated Debt of the Borrower and its Subsidiaries is greater than or equal to 20% of its Total Capitalization.

     (c) The definition of "Level II Period" in Section 1.1 of the Credit Agreement is replaced with the following:

          "Level II Period" shall mean any period during which the consolidated Debt of the Borrower and its Subsidiaries is greater than or equal to 15% and less than 20% of its Total Capitalization.

     (d) The following definition shall be added after the definition of "Level II Period" in Section 1.1 of the Credit Agreement:

          "Level III Period" shall mean any period during which the consolidated Debt of the Borrower and its Subsidiaries is less than 15% of its Total Capitalization.

     (e) The following definition shall be added after the definition of "Lien" in Section 1.1 the Credit Agreement:

          "Life Net Premiums Written" for any period means the combined net premiums of each Insurance Subsidiary of the Borrower which conducts a life insurance business. On the annual SAP Financial Statements form for life companies, for the year ended December 31, 1998, the net premiums appear on line 20d, column (1) on page 8 thereof.

     (f) The definition of "Pledge Agreements" in Section 1.1 of the Credit Agreement is replaced with the following:

          "Pledge Agreements" mean collectively the Seaboard Pledge Agreement, USF RE Pledge Agreement, the VASA North Atlantic Pledge Agreement and the USFIC Pledge Agreement (upon its due execution).

     (g) The following definition shall be added after the definition of "Property" in Section 1.1 of the Credit Agreement:

          "Property and Casualty Net Premiums Written" for any period means the combined net property and casualty premiums of each Insurance Subsidiary of the Borrower which conducts a property and casualty business. On the annual SAP Financial Statements form for property and casualty companies for the year ended December 31, 1998, the net premiums appear on line 32, column (1) on page [7] thereof.

     (h) The definition of "Net Premiums Written" in Section 1.1 of the Credit Agreement is deleted.

     (i) The definition of "Statutory Net Income" in Section 1.1 of the Credit Agreement is replaced with the following:

          "Statutory Net Income" means, for any period the net income of each Insurance Subsidiary of the Borrower that appears, or should appear, on the SAP Financial Statements. On the respective annual SAP Financial Statements form for life companies for the year ended December 31, 1998, the net income amount appears on line 33, column
          (1), on page 4 thereof. On the respective annual SAP Financial Statements form for property and casualty companies for the year ended December 31, 1998, the net income amount appears on line 16, column
          (1), on page 4 thereof.

     (j) The definition of "Statutory Surplus" in Section 1.1 of the Credit Agreement is replaced with the following:

          "Statutory Surplus" of any Insurance Subsidiary means, for any period, the surplus of such Insurance Subsidiary that appears, or should appear, on the SAP Financial Statements of such Insurance Subsidiary. On the annual SAP Financial Statements form prescribed for life companies for the year ended December 31, 1998, such amount appears on line 37, column (1), on page 3 thereof. On the annual SAP Financial Statements form prescribed for property and casualty companies for the year ended December 31, 1998, such amount appears on line 27, column
          (1), on page 3 thereof.

     (k) The following definition shall be added after the definition of "USFIC" in Section 1.1 of the Credit Agreement:

          "US Holdings Guaranty" means the Guaranty Agreement duly executed by US Holdings, Inc., a Delaware corporation, and delivered to the Bank in form and substance satisfactory to the Bank.

     (l) The following definition shall be added after the definition of "US Holdings Guaranty" in Section 1.1 of the Credit Agreement:

          "USFIC Pledge Agreement" means the Pledge Agreement duly executed by US Holdings, Inc. and delivered to the Bank in form and substance satisfactory to the Bank.

     (m)  Subsection (a) of Section 2.1 (The Revolving Loans) of the Credit
          ---------------------------------------------------
Agreement is replaced with the following:

          (a) Subject to the terms and conditions of this Agreement, the Bank agrees to make revolving loans to the Borrower (hereinafter collectively referred to as "Revolving Loans") from time to time from and including the date hereof until the earlier of the Revolving Loan Termination Date or the termination of the Commitment of the Bank, up to, but not exceeding in the aggregate principal amount at any one time outstanding, the amount of SEVENTY-TWO MILLION FIVE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($72,550,000.00). The Commitment is subject to mandatory reduction as set forth in Section 2.5.

     (n)  Section 2.1 (The Revolving Loans) of the Credit Agreement is amended
          ---------------------------------
to add the following Subsection (c):

          (c) The Borrower shall not have any Borrowings outstanding after September 30, 1999 unless on or prior to September 30, 1999, the Bank shall have received (i) the USFIC Pledge Agreement duly executed by the Borrower, dated on or prior to September 30, 1999 together with appropriate stock certificates, undated stock powers executed in blank and Uniform Commercial Code financing statements relating thereto, (ii) a favorable opinion of counsel to the Borrower dated the date of the USFIC Pledge Agreement in form and substance satisfactory to the Bank and its special counsel, (iii) a copy of each consent, license approval and notice required in connection with the execution, delivery, performance, validity and enforceability of the USFIC Pledge Agreement, (iv) a certificate of the Secretary or Assistant Secretary of US Holdings, Inc., dated the date of the USFIC Pledge Agreement, attesting on behalf of US Holdings, Inc. to all corporate action taken by it, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the USFIC Pledge Agreement and each other document to be delivered pursuant to the USFIC Pledge Agreement, and attesting that its Certificate of Incorporation and Bylaws have not been amended since the date of their prior delivery to the Bank and are in full force and effect and attesting to the names and true signatures of the officers of US Holdings, Inc. authorized to sign the USFIC Pledge Agreement and the other documents delivered by US Holdings, Inc. and (iv) such other documents, certificates and opinions as the Bank or its special counsel may reasonably request.

     (o)  Section 2.5 (Mandatory Reduction of Commitment) of the Credit
          -----------------------------------------------
Agreement is replaced with the following:

          (a) The Commitment of the Bank to make Revolving Loans shall be automatically and permanently reduced by the amount of $47,550,000 on the earlier to occur of (i) the receipt by the Borrower or any Subsidiary of the Net Available Proceeds realized upon the USF RE Sale or (ii) June 30, 1999. Upon receipt by the Bank of the principal payment under the Credit Agreement of $47,550,000, the reduction of the Bank's Commitment to $25,000,000 pursuant to this Section 2.5(a) and the receipt by the Bank of all opinions delivered by the Borrower or any of its counsel in connection with the USF RE Sale containing appropriate language allowing the Bank to rely on such opinions, the Bank shall release the pledge of the shares of USF RE.

          (b) Commencing March 31, 2000 and continuing on each succeeding June 30, September 30, December 31 and March 31 thereafter until the Revolving Loan Termination Date, the Commitment of the Bank to make Revolving Loans shall be automatically and permanently reduced by $1,500,000 except that on the Revolving Loan Termination Date, the Commitment shall be automatically and permanently reduced to zero.

          (c) On the effective date of each reduction of the Commitment of the Bank pursuant to Section 2.5(a) and (b) the Borrower shall repay such principal amount (together with accrued interest thereon and any amount due pursuant to Section 2.7(b)) of outstanding Revolving Loans, if any, as may be necessary so that after such repayment, the aggregate unpaid principal amount of the Revolving Loans does not exceed the Commitment as then reduced.

     (p)  Clause (b) of the Proviso in Section 7.5 (Mergers and Consolidations
          --------------------------------------------------------------------
and Acquisitions of Assets) of the Credit Agreement is replaced with the
---------------------------
following:

          (b) the aggregate purchase price and other consideration paid or payable by the Borrower for all such mergers and/or acquisitions shall not exceed $5,000,000 in the aggregate during the term of this Agreement.

     (q)  Section 7.9 (Capital Expenditures) of the Credit Agreement is replaced
          ----------------------------------
with the following:

          Make or permit to be made any Capital Expenditure in any fiscal year, or commit to make any Capital Expenditure in any fiscal year, which when added to the aggregate Capital Expenditures of the Borrower and its Subsidiaries theretofore made or committed to be made in that fiscal year, would exceed $1,500,000.

     (r)  Section 7.11 (Minimum Consolidated GAAP Net Worth) of the Credit
          --------------------------------------------------
Agreement is replaced with the following:

          As of the end of any fiscal quarter, commencing with the quarter ending September 30, 1999, permit Consolidated GAAP Net Worth of the Borrower and its Subsidiaries to be less than an amount equal to the sum of (a) $78,000,000, plus (b) 50% of cumulative positive net income (as determined in accordance with GAAP) for each fiscal quarter following the fiscal quarter ending June 30, 1998, plus (c) the amount of paid-in capital resulting from any issuance by the Borrower of its capital stock after June 17, 1999.

     (s)  Section 7.12 (Maximum Premiums to Surplus) of the Credit Agreement is
          ------------------------------------------
replaced with the following:

          (i) As of the end of each fiscal quarter, permit the ratio of combined Property and Casualty Net Premiums Written of all of the Insurance Subsidiaries of the Borrower for the immediately preceding four fiscal quarters (ending on such date) to combined Statutory Surplus of such Insurance Subsidiaries at the end of such fiscal quarter to be greater than 2.0 to 1.

          (ii) As of the end of each fiscal quarter, permit the ratio of combined Life Net Premiums Written of all of the Insurance Subsidiaries of the Borrower for the immediately preceding four fiscal quarters (ending on such date) to combined Statutory Surplus of such Insurance Subsidiaries at the end of such fiscal quarter to be greater than 5.0 to 1.

     (t)  Section 7.14 (Minimum Interest Coverage) of the Credit Agreement is
          ----------------------------------------
replaced with the following:

          As of the end of each fiscal quarter during the periods set forth below, for each Insurance Subsidiary, permit the ratio of (a) the sum of (i) Available

          Dividends, minus dividends paid by such Insurance Subsidiary to the Borrower for the immediately preceding four fiscal quarters (ending on such date), plus (ii) an amount equal to the aggregate consolidating GAAP EBIT of the Borrower and all Subsidiaries (eliminating intercompany balances and transactions, as applicable), except the Insurance Subsidiaries, for the immediately preceding four fiscal quarters (ending on such date) to (b) Interest Expense for the immediately succeeding four fiscal quarters (beginning on such date) to be less than (i) 2.0 to 1 for the fiscal year ending December 31, 1995, and (ii) 3.0 to 1 for each fiscal year thereafter. For purposes of clause (b) above, Interest Expense shall be calculated on the assumption that Base Rate Loans for the full amount of the Commitment will be outstanding for the succeeding four fiscal quarters.

     (u)  Section 7.15 (Minimum Fixed Charge Coverage) of the Credit Agreement
          --------------------------------------------
is replaced with the following:

          As of the end of each fiscal quarter during the periods set forth below, for each Insurance Subsidiary, permit the ratio of (a) the sum of (i) Available Dividends, minus dividends paid by such Insurance Subsidiary to the Borrower for the immediately preceding four fiscal quarters (ending on such date), plus (ii) an amount equal to the aggregate consolidating GAAP EBIT of the Borrower and all Subsidiaries (eliminating intercompany balances and transactions, as applicable), except Insurance Subsidiaries, for the immediately preceding four fiscal quarters (ending on such date) to (b) Fixed Charges for the immediately succeeding four fiscal quarters (beginning on such date) to be less than (i) 1.5 to 1 for the fiscal year ending December 31, 1995, and (ii) 1.7 to 1 for each fiscal year thereafter. For purposes of clause (b) above, Interest Expense shall be calculated on the assumption that Base Rate Loans for the full amount of the Commitment will be outstanding for the succeeding four fiscal quarters.

     (v)  Section 7.16 (Minimum Debt Service Coverage) of the Credit Agreement
          --------------------------------------------
is replaced with the following:

          As of the end of each fiscal quarter, permit the Debt Service Coverage Ratio for each Insurance Subsidiary for the immediately preceding four fiscal quarters (ending on such date) to be less than 1.2 to 1.

     (w)  Section 7.21 (Debt to Capital Ratio) of the Credit Agreement is
          ------------------------------------
replaced with the following:

          Permit the consolidated Debt of the Borrower and its Subsidiaries to exceed 45% of Total Capitalization during the period December 28, 1998 to and including June 30, 1999 or 25% of Total Capitalization after June 30, 1999.

     (x)  The following section is added after Section 7.21 of the Credit
Agreement:

          Section 7.22. Investment in Subsidiaries. Permit any Investment by
                        --------------------------
          the Borrower in Subsidiaries in an amount greater than $10,000,000 in the aggregate during any twelve-month period commencing June 17, 1999.

     (y)  Schedule 1.1 (Commitments and Lending Offices) of the Credit Agreement
          ----------------------------------------------
is replaced with Schedule 1.1 attached hereto.

     (z)  Exhibit A (Revolving Note) of the Credit Agreement is replaced with
          --------------------------
Exhibit A attached hereto.

     (aa) Exhibit C (Officer's Certificate) of the Credit Agreement is replaced
          ---------------------------------
with Exhibit C attached hereto.


     Section 2.  Waivers.
                 -------

     (a) The Bank hereby waives, effective as of the date hereof, the Events of Default that occurred under the Credit Agreement as a result of the failure of the Borrower to comply with Sections 7.11, 7.14, 7.15 and 7.16 of the Credit Agreement for the fiscal quarters ended December 31, 1998 and March 31, 1999.

     (b) Except as otherwise expressly provided for herein, nothing in this Sixth Amendment shall extend to or affect in any way any of the Borrower's obligations or the Bank's rights and remedies arising under the Credit Agreement or the Revolving Note, and the Bank shall not be deemed to have waived any of the Bank's rights or remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, or both would become an Event of Default and which upon the Borrowers' execution and delivery of this Sixth Amendment might otherwise exist or which might hereafter occur.

     Section 3.  Conditions of Effectiveness.  This Sixth Amendment shall become
                 ---------------------------
effective when, and only when, the Bank shall have received a counterpart of this Sixth

Amendment executed by the Borrower and shall have additionally received, in form and substance satisfactory to the Bank:

     (a)  A certificate of a Senior Officer of the Borrower stating that:

          (i) the representations and warranties contained in Article 5 of the Credit Agreement are correct on and as of the date of such certificate as though made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

          (ii) other than the Events of Default identified in Section 2(a) above, no Event of Default or Default has occurred and is continuing or would result from the signing of this Sixth Amendment or the transactions contemplated thereby; and

          (iii) there has been no material adverse change in the financial condition, operations, Properties, business or business prospects of the Borrower and its Subsidiaries, if any, since March 31, 1999.

     (b) A Revolving Note for the account of the Bank duly executed by the Borrower.

     (c) A certificate of the Secretary or Assistant Secretary of the Borrower, dated the Amendment Closing Date, attesting on behalf of the Borrower to all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of this Sixth Amendment, the Revolving Note and each other document to be delivered pursuant to this Sixth Amendment, and attesting to the names and true signatures of the officers of the Borrower authorized to sign this Sixth Amendment, the Revolving Note and the other documents to be delivered by the Borrower under this Sixth Amendment.

     (d)  The US Holdings Guaranty duly executed by US Holdings, Inc.

     (e) A certificate of the Secretary or Assistant Secretary of US Holdings, Inc., dated the date of the Amendment Closing Date, attesting on behalf of US Holdings, Inc. to all corporate action taken by it, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the US Holdings Guaranty and each other document to be delivered pursuant to the US Holdings Guaranty, and attesting that its Certificate of Incorporation and Bylaws are in full force and effect and are attaching true and correct copies of such documents and attesting to the names and true signatures of the officers of US Holdings, Inc. authorized to sign the US Holdings Guaranty and the other documents delivered by US Holdings, Inc. and

     (f) A certificate of good standing, including a tax good standing, for US Holdings, Inc. from the Secretary of the State of the state of its incorporation.

     (g) A favorable opinion of R.W. Loeb, Professional Law Corporation, counsel to the Borrower, dated the effective date hereof, in form and substance satisfactory to the Bank and its special counsel.

     (h)  Payment to the Bank of an amendment fee in the amount of $37,500.

     (i) Payment to Day, Berry & Howard LLP, special counsel to the Bank, of its legal fees and disbursements.

     (j) All information and documents relating to the Borrower, as the Bank may reasonably request, all in form and substance satisfactory to the Bank and its special counsel.

     Section 4.  Representations and Warranties of the Borrower.  The Borrower
                 ----------------------------------------------
represents as follows:

     (a) The execution, delivery and performance by the Borrower of this Sixth Amendment have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its shareholders; (ii) violate any provisions of its articles of incorporation or by-laws; (iii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U and X), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon the Borrower or any Subsidiary; (iv) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower or any Subsidiary is a party or by which it or its Properties may be bound; or (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Borrower.

     (b) No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person, including without limitation, the California or Massachusetts Insurance Commissioner, is required to authorize, or is required in connection with the execution, delivery and performance by the Borrower of, or the legality, validity, binding effect or enforceability of, this Sixth Amendment.

     (c) This Sixth Amendment constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

     (d) No actions, suits or proceedings or investigations (other than routine examinations performed by insurance regulatory authorities) are pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, or any Property of any of them before any court, governmental agency or arbitrator, which if determined adversely to the Borrower or any Subsidiary would in any one case or in the aggregate, materially adversely affect the financial condition, operations, Properties, business or, to the knowledge of the Borrower, prospects of the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations under the Credit Agreement, as amended by this Sixth Amendment.

     (e) No information, exhibit or report furnished in writing by or on behalf of the Borrower or any officer or director of the Borrower to the Bank in connection with the negotiation of, or pursuant to the terms of, this Sixth Amendment contained when made any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

     (f) In connection with the USF RE Sale, upon the sale of USF RE, all of the issued and outstanding shares of the capital stock of US Holdings, Inc. will be dividended to the Borrower by USF RE and the Borrower will then own all of the issued and outstanding shares of the capital stock of US Holdings, Inc. and US Holdings, Inc. will own all of the issued and outstanding shares of the capital stock of USFIC.

     Section 5.  Reference to and Effect on the Credit Agreement.
                 -----------------------------------------------

     (a) Upon the effectiveness of this Sixth Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended thereby.

     (b) Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Sixth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

     Section 6.  Costs, Expenses and Taxes.  The Borrower agrees to pay on
                 -------------------------
demand all costs and expenses of the Bank in connection with the preparation, execution and delivery of this Sixth Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Sixth Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     Section 7.  Execution in Counterparts.  This Sixth Amendment may be
                 -------------------------
executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Section 8.  Governing Law.  This Sixth Amendment shall be governed by, and
                 -------------
construed in accordance with, the laws of the State of Connecticut.

     Section 9.  Defined Terms.  Capitalized terms used herein which are not
                 -------------
expressly defined herein shall have the meanings ascribed to them in the Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                              THE CENTRIS GROUP, INC.


                              By________________________________
                                    Name:
                                    Title:


                              FLEET NATIONAL BANK


                              By________________________________
                                    Name:
                                    Title:

                                                                    SCHEDULE 1.1


                        COMMITMENTS AND LENDING OFFICES
                        -------------------------------

                                                 Percentage
Name and Address                                     of           Type of
    of Bank                    Commitment       Commitments        Loans
----------------               ----------       -----------      ---------
Fleet National Bank            Revolving Loans      100%      Base Rate
777 Main Street                $72,550,000                    Eurodollar Rate
Hartford, Connecticut 06115                                   CD Rate

                                   EXHIBIT A

                                REVOLVING NOTE


$72,550,000                                                Hartford, Connecticut
                                                                   June __, 1999


     THE CENTRIS GROUP, INC., formerly known as US Facilities Corporation (the "Borrower"), for value received, hereby unconditionally promises to pay to the order of FLEET NATIONAL BANK, a national banking association, formerly known as Shawmut Bank Connecticut, N.A. and Fleet National Bank of Connecticut (the "Bank") at its office located at 777 Main Street, Hartford, Connecticut 06115, for the account of the appropriate Lending Office of the Bank, the principal sum of SEVENTY-TWO MILLION FIVE HUNDRED FIFTY THOUSAND AND NO/100 Dollars ($72,550,000) or, if less, the unpaid principal amount loaned by the Bank to the Borrower pursuant to the Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest, on the date(s) and in the manner provided in said Agreement; and to pay interest on any overdue principal and interest at the Default Rate.

     The date, type, amount and maturity date of each Revolving Loan made by the Bank to the Borrower under the Agreement referred to below, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Revolving Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof or otherwise recorded and maintained in its internal records.

     This is the Revolving Note referred to in that certain Credit Agreement dated as of December 20, 1994 (as heretofore amended and hereafter amended from time to time, the "Agreement") between the Borrower and the Bank and evidences the Revolving Loans made by the Bank thereunder and is secured by the Pledge Agreements as set forth in the Agreement and is entitled to the benefits thereof. All terms not defined herein shall have the meanings given to them in the Agreement.

     The Agreement provides for the acceleration of the maturity of this Revolving Note upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

     The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Revolving Note.

     No waiver of any right or remedy under this Revolving Note shall in any event be effective unless the same shall be in writing and signed by the Bank and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     In accordance with the provisions of the Agreement, the Borrower shall reimburse the Bank on demand for all reasonable costs, expenses and charges (including without limitation, reasonable fees and charges of external legal counsel for the Bank and costs allocated by the Bank's internal legal department) incurred by the Bank in connection with the preparation, performance or enforcement of this Revolving Note.

     This Revolving Note shall be binding on the Borrower and its permitted successors and assigns and shall inure to the benefit of the Bank and its permitted successors and assigns, provided that the Borrower may not delegate
                                  --------
any obligations hereunder without the prior written consent of the Bank.

     This Revolving Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of Connecticut.

THE BORROWER EXPRESSLY ACKNOWLEDGES THAT THE REVOLVING LOANS EVIDENCED HEREBY ARE PART OF A COMMERCIAL TRANSACTION AS SUCH TERM IS USED AND DEFINED IN CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED UPON IT UNDER CHAPTER 903a OF SAID STATUTES (OR ANY OTHER STATUTE AFFECTING PREJUDGMENT REMEDIES) TO ANY NOTICE OR HEARING OR PRIOR COURT ORDER OR THE POSTING OF ANY BOND PRIOR TO ANY PREJUDGMENT REMEDY WHICH THE BANK MAY USE. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THE REVOLVING LOANS.

     IN WITNESS WHEREOF, the undersigned has caused this Revolving Note to be duly executed as of the day and year first above written.

                                          THE CENTRIS GROUP, INC.


                                          By:______________________________
                                             Print Name:
                                             Print Title:

                                                         Schedule to
                                                         -----------
                                                         Revolving Note
                                                         --------------

                         REVOLVING LOANS AND PAYMENTS
                         ----------------------------

          Amount and                   Payments       Unpaid
           Type of       Maturity      Principal/     Principal      Notation
Date        Loan           Date        Interest       Balance           By
----       ------         ------       --------       -------         ------
----       ------         ------       --------       -------         ------

----       ------         ------       --------       -------         ------

----       ------         ------       --------       -------         ------

----       ------         ------       --------       -------         ------

----       ------         ------       --------       -------         ------

----       ------         ------       --------       -------         ------

----       ------         ------       --------       -------         ------

----       ------         ------       --------       -------         ------

----       ------         ------       --------       -------         ------

----       ------         ------       --------       -------         ------

----       ------         ------       --------       -------         ------

----       ------         ------       --------       -------         ------

----       ------         ------       --------       -------         ------

----       ------         ------       --------       -------         ------

----       ------         ------       --------       -------         ------

----       ------         ------       --------       -------         ------

----       ------         ------       --------       -------         ------

                                   EXHIBIT C

                             OFFICER'S CERTIFICATE

                            THE CENTRIS GROUP, INC.


                            Date:__________________

     Pursuant to Section 6.9(a) of the Credit Agreement dated as of December 20, 1994, as amended (the "Credit Agreement") between The Centris Group, Inc., formerly known as US Facilities Corporation (the "Borrower"), and Fleet National Bank, formerly known as Shawmut Bank Connecticut, N.A. and Fleet National Bank of Connecticut (the "Bank"),

I, _______________, DO HEREBY CERTIFY on behalf of the Borrower that:

     1. I am the duly elected, qualified and acting Chief Financial Officer of the Borrower; and

     2. Attached hereto as Attachment 1 is a true and correct copy of the consolidated and consolidating SAP and GAAP financial statements of the Borrower and its Subsidiaries as of the close of the fiscal [year/quarter] ending __________, ____; and

     3. I have reviewed the Credit Agreement and the condition and transactions of the Borrower and its Subsidiaries for the fiscal [year/quarter] ending _____, ____, and to the best of my knowledge the Borrower has observed and performed all of its covenants and other agreements, and satisfied every condition contained in the Credit Agreement and the Revolving Note, and I have not obtained knowledge of any condition or event which constitutes a Default or an Event of Default, except as set forth on Attachment 2 attached hereto; and

     4. Attached hereto as Attachment 3 is true and correct information (with detailed calculations) establishing that the Borrower was in compliance with the covenants set forth in the Credit Agreement during the fiscal [year/quarter] ending __________ ___, ____.

Except as otherwise defined herein, terms used herein shall have the meanings set forth in the Credit Agreement, pursuant to which this certificate is delivered.

     IN WITNESS WHEREOF, I have signed this certificate as of the date hereof on behalf of ___________________.


                                          By:__________________________________
                                             Print Name:
                                             Title: Chief Financial Officer

                                                           ATTACHMENT 1
                                                                to
                                                         Officer's Certificate



                                 Financial Statements
                                 --------------------
                                 for the period ending

                              _________________ __, ____

                                                            ATTACHMENT 2
                                                                to
                                                         Officer's Certificate



                        Defaults and Events of Default
                        ------------------------------





Note: If a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action proposed to be taken by the Borrower with respect thereto as required.

                                                            ATTACHMENT 3
                                                                to
                                                         Officer's Certificate

                         Computations and Information
                            Showing Compliance with
                Sections 7.9 to 7.16, 7.18, 7.19, 7.21 and 7.22
                                    of the
                               Credit Agreement

Except as otherwise defined herein, terms used herein shall have the meanings set forth in the Credit Agreement.


Section 7.9.        Capital Expenditures
                    --------------------
1.        Aggregate Capital Expenditures actually made, or committed to be made,
during the fiscal year beginning [fill in date of start of fiscal year]                   = _________________

2.        Line 1 does not exceed $1,500,000.


Section 7.10(a).  Minimum Statutory Surplus
                  -------------------------

1.        Statutory Surplus of USF RE as of the fiscal quarter ending ____ __,_____
(prior to the USF RE Sale)                                                                = _________________

2. Positive Statutory Net Income for each fiscal quarter following the fiscal quarter ended December 31, 1995 was:

          [Include data for each quarter, as applicable]

2a.       The sum of positive Statutory Net Income for each of the quarters set forth
in Line 2 above                                                                           = _________________

2b.       75% of line 2a                                                                  = _________________

3. Contributions to surplus made by Borrower to USF RE during each fiscal quarter following the fiscal quarter ended December 31, 1995 were:

          [Include data for each quarter, as applicable]

3a.       The sum of the contributions for each of the quarters
set forth in line 3 above                                                                 = _________________

4.        The sum of $80,000,000 and line 2b and line 3a                                  = _________________

5.        Line 1 is not less than line 4.

                                                            ATTACHMENT 3
                                                                to
                                                         Officer's Certificate


Section 7.10(b).
1.        Combined Statutory Surplus of VASA North Atlantic and Seaboard
as of the fiscal quarter ending ____ __, ____                                              = ________________

2. Positive Statutory Net Income for each fiscal quarter following the fiscal quarter ended June 30, 1999 was:

          [Include data for each quarter, as applicable]

2a.       The sum of positive Statutory Net Income for each of the quarters set forth
in Line 2 above                                                                           = _________________

2b.       75% of line 2a                                                                  = _________________

3. Contributions to surplus made by Borrower to VASA North Atlantic and Seaboard during each fiscal quarter following the fiscal quarter ended June 30, 1999 were:

          [Include data for each quarter, as applicable]

3a.       The sum of the contributions for each of the quarters
set forth in line 3 above                                                                 = _________________

4.        The sum of $42,500,000 and line 2b and line 3a                                  = _________________

5.        Line 1 is not less than line 4.

                                                            ATTACHMENT 3
                                                                to
                                                         Officer's Certificate


Section 7.11.       Minimum Consolidated GAAP Net Worth
                    -----------------------------------
1.        Consolidated GAAP Net Worth as of the fiscal quarter ending
______________, _____.                                                                    = _________________

2. Consolidated positive net income (as determined in accordance with GAAP) for each fiscal quarter following the fiscal quarter ended [______] was:

          [Include data for each quarter, as applicable]

2a.       The sum of the positive net income for each of the quarters
set forth in Line 2 above                                                                 = _________________

2b.       50% of line 2a                                                                  = _________________

3.        Paid-in capital resulting from any issuance by the Borrower of its
capital stock                                                                             = _________________

4.        The sum of $78,000,000 and line 2b and line 3                                   = _________________

5.        Line 1 is not less than line 4.


Section 7.12(i).    Maximum Premiums to Surplus
                    ---------------------------

1.        Combined Property and Casualty Net Premiums Written by all  Insurance
Subsidiaries of the Borrower in the property and casualty business for the immediately preceding four fiscal quarters (ending on [fill in ending date for
fiscal quarter])                                                                          = _________________

2.        Combined Statutory Surplus of all such Insurance Subsidiaries at
the end of the fiscal quarter ending on [fill in ending date for fiscal quarter]          = _________________

3.        The ratio of line 1 to line 2                                                   = _________________

4. The ratio in line 3 is not greater than 2.0 to 1 at the end of such fiscal quarter.

Section 7.12(ii).   Maximum Premiums to Surplus
                    ---------------------------

1.        Combined Life Net Premiums Written by all Insurance Subsidiaries of
the Borrower in the life business for the immediately preceding four
fiscal quarters (ending on [fill in ending date for fiscal quarter])                      = _________________

2.        Combined Statutory Surplus of all such Insurance Subsidiaries at
the end of the fiscal quarter ending on [fill in ending date for fiscal quarter]          = _________________

                                                            ATTACHMENT 3
                                                                to
                                                         Officer's Certificate

Page 4 of 6
3.        The ratio of line 1 to line 2                                                   = _________________

4. The ratio in line 3 is not greater than 5.0 to 1 at the end of such fiscal quarter.

Section 7.13.       [Reserved.]

Section 7.14.       Minimum Interest Coverage.
                    -------------------------

For each Insurance Subsidiary:

1.        Available Dividends minus dividends paid by such Insurance Subsidiary to the Borrower for the immediately preceding four fiscal quarters ending on
[fill in ending date for fiscal quarter]                                                  = _________________

2.        Consolidating GAAP EBIT of the Borrower and Subsidiaries
(except Insurance Subsidiaries) for the immediately preceding four
fiscal quarters (ending on [fill in ending date for fiscal quarter]).                     = _________________

3.        The sum of line 1 and line 2                                                    = _________________

4.        Interest Expense for the immediately following four fiscal quarters (beginning on [fill in beginning date for following four fiscal
quarters])                                                                                = _________________

5.        The ratio of line 3 to line 4                                                   = _________________


6. The ratio in line 5 is not less than 2.0 to 1.0 for the fiscal year ending December 31, 1995 (3.0 to 1.0 for each fiscal year thereafter).


Section 7.15.       Minimum Fixed Charge Coverage.
                    -----------------------------

For each Insurance Subsidiary:

1.        Available Dividends minus dividends paid by such Insurance Subsidiary to the Borrower for the immediately preceding four fiscal quarters ending on
[fill in ending date for fiscal quarter]                                                  = _________________

2.        Consolidating GAAP EBIT of the Borrower and Subsidiaries
(except Insurance Subsidiaries) for the immediately preceding four
fiscal quarters (ending on [fill in ending date for fiscal quarter])                      = _________________

3.        The sum of line 1 and line 2                                                    = _________________

4.        Fixed Charges for the immediately succeeding four fiscal quarters
(beginning on [fill in ending date for fiscal quarter])                                   = _________________

5.        The ratio of line 3 to line 4                                                   = _________________

                                                            ATTACHMENT 3
                                                                to
                                                         Officer's Certificate


6. The ratio in line 5 is not less than 1.5 to 1.0 for the fiscal year ending December 31, 1995 (1.7 to 1.0 for each fiscal year thereafter).


Section 7.16.       Minimum Debt Service Coverage.
                    -----------------------------

For each Insurance Subsidiary
1.        Available Dividends of such Insurance Subsidiary  as of the end of the
fiscal quarter ending on [fill in ending date for fiscal quarter]                         = _________________

2.        Total taxes paid by such Insurance Subsidiary to the Borrower pursuant to any intercorporate tax-sharing agreement for the immediately preceding
four fiscal quarters (ending on [fill in ending date for fiscal quarter])                 = _________________

3.        Consolidating income before taxes of the Borrower and Subsidiaries
(except Insurance Subsidiaries) for the immediately preceding four fiscal
quarters (ending on [fill in ending date for fiscal quarter])                             = _________________

4.        Total taxes (based on GAAP) paid by the Borrower on a consolidated basis for the immediately preceding four fiscal quarters (ending on [fill in
ending date for fiscal quarter])                                                          = _________________

5.        Distributions by Borrower for the immediately preceding four
fiscal quarters (ending on [fill in ending date for fiscal quarter]).                     = _________________

6.        The sum of line 1, line 2 and line 3 minus line 4 and line 5                    = _________________

7.        Total Interest Expense of the Borrower and its Subsidiaries on
a consolidated basis for the immediately succeeding four fiscal quarters
(beginning on [fill in the beginning date of the next succeeding quarter])                = _________________

8.        Total mandatory reductions of Commitment for the succeeding four fiscal quarters (beginning on [fill in the beginning date of the next
succeeding quarter]).                                                                     = _________________

9.        The sum of line 7 and line 8                                                    = _________________

10.       The ratio of line 6 to line 9                                                   = _________________

11.       The ratio in line 10 is not less than 1.2 to 1.0.

Section 7.18.       Risk-Based Capital Ratio.
                    ------------------------

1.        The combined Risk-Based Capital Ratio of the Insurance Subsidiaries
of the Borrower as of the end of the fiscal quarter ending on [fill in ending
date for fiscal quarter]                                                                  = _________________

2.        The ratio in line 1 is not less than 200%.

                                                            ATTACHMENT 3
                                                                to
                                                         Officer's Certificate

Section 7.19.  Minimum Credit Ratings.
               ----------------------
1.        The A.M. Best Rating of USF RE (until the USF RE Sale)                          = _________________

2.        The A.M. Best Rating of VASA North Atlantic                                     = _________________

3.        The A.M. Best Rating of Seaboard.                                               = _________________

4.        The ratings in lines 1, 2 and 3 are not less than "A-".

Section 7.21.    Debt to Capital Ratio.
                 ---------------------

1.        From the period of December 28, 1998 to June 30, 1999,

          a.        For the fiscal quarter ended [_________________], consolidated
                    Debt of the Borrower and its Subsidiaries                             = _________________

          b.        For the fiscal quarter ended [_________________], consolidated
                    GAAP Net Worth                                                        = _________________

          c.        Sum of lines a and b.                                                 = _________________

          d.        45% of line c                                                         = _________________

          e.        Line a does not exceed line d.


2.        After June 30, 1999,

          a.        For the fiscal quarter ended [_________________], consolidated
                    Debt of the Borrower and its Subsidiaries                             = _________________

          b.        For the fiscal quarter ended [_________________], consolidated
                    GAAP Net Worth                                                        = _________________

          c.        Sum of lines a and b.                                                 = _________________

          d.        25% of line c.                                                        = _________________

          e.        Line a does not exceed line d.

Section 7.21.       Investment in Subsidiaries.
                    --------------------------

1.        Total Investment by Borrower in its Subsidiaries during
          the current twelve-month period from the twelve-month period
          commencing June17, 1999.                                                        =__________________

                                                            ATTACHMENT 3
                                                                to
                                                         Officer's Certificate

2.        Line 1 does not exceed $10,000,000 in the aggregate.